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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 16, 2002


                                   GTSI CORP.

                            Incorporated in Delaware

                           Commission File No. 0-19394

                  I.R.S. Employer Identification No. 54-1248422

                            3901 Stonecroft Boulevard
                         Chantilly, Virginia 20151-1010
                                 (703) 502-2000

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ITEM  4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On July 11, 2002, GTSI Corp. ("GTSI") decided to dismiss its independent auditors, Arthur Andersen LLP ("Arthur Andersen") and approved the selection of Ernst & Young LLP to serve as GTSI's independent auditor for the current fiscal year which ends on December 31, 2002. This decision was recommended by GTSI's Audit Committee and approved by GTSI's Board of Directors.

      Arthur Andersen's reports on GTSI's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and the date of this Form 8-K, there were no disagreements between GTSI and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      During the years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and the date of this Form 8-K, neither GTSI nor anyone acting on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      Pursuant to Item 304(a)(3) of Regulation S-K, we have requested that Arthur Andersen LLP furnish us with a letter addressed to the SEC stating whether or not Arthur Andersen LLP agrees with the above statements. However, we have been informed that, due to circumstances unrelated to us, Arthur Andersen LLP does not intend to file any communication with the Securities and Exchange Commission in response to the aforementioned matters.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             GTSI CORP.


                                             By: /S/ QUANG LE
                                                 -------------------------------
                                                 Quang Le
                                                 Acting Chief Financial Officer

Date:  July 16, 2002